UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 1, 2018

Long Blockchain Corp.
(Exact Name of Registrant as Specified in Charter)

Delaware	001-37808	47-2624098
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

21-1 Dubon Court, Farmingdale, NY	11735
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (855) 542-2832

N/A
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of Holdco under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e 4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [X]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. [X]

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 1, 2018, the Board of Directors (“Board”) of Long Blockchain Corp. (the “Company”) appointed Shamyl Malik, who is the Global Head of Trading at Voltaire Capital, and Som Ghosh, a technology entrepreneur with experience in blockchain technology, to fill two vacancies on the Board. The new directors were nominated by Court Cavendish Ltd., the lender in the Company’s recently announced convertible debt facility, pursuant to the terms of the facility. Mr. Malik will serve on the audit committee of the Board. Both Mr. Malik and Mr. Ghosh are deemed to be independent directors under the Nasdaq listing rules.

As non-employee directors of the Company, each of Mr. Malik and Mr. Ghosh will receive an annual cash fee of $30,000 and an annual award of $35,000 in shares of the Company’s Common Stock valued as of December 31st of each year. In addition, the Company will enter into an indemnification agreement with each of Mr. Malik and Mr. Ghosh, pursuant to which the Company will indemnify, and advance expenses to, Mr. Malik and Mr. Ghosh to the fullest extent permitted by applicable law. The foregoing description of the indemnification agreement is qualified by reference to the full text of the agreement, which is attached as Exhibit 10.4 to the Company’s Current Report on Form 8-K filed on June 2, 2015 and is incorporated herein by reference.

On January 3, 2018, the Board appointed William Hayde, an existing member of the Board, as its Chairman.

Item 9.01	Financial Statements, Pro Forma Financial Information, and Exhibits

(d) Exhibits

Exhibit	Description

99.1	Press Release dated January 2, 2018

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 4, 2018	LONG BLOCKCHAIN CORP.

	By:	/s/ Philip Thomas
Philip Thomas
Chief Executive Officer

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